Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Monopar Therapeutics Inc. (the Company) for the three and nine months ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Chandler D. Robinson, and Kim R. Tsuchimoto, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chandler D. Robinson
    Chandler D. Robinson
Chief Executive Officer

November 12, 2020

/s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto
Chief Financial Officer

November 12, 2020

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Monopar Therapeutics Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.